Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)                                     Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)                                  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 9, 2014

	By:	/s/ Jonny Jones
Jonny Jones

	By:	/s/ Stephen M. Jones
Stephen M. Jones

JONES ENERGY DRILLING FUND, LP

By: JONES ENERGY MANAGEMENT, LLC,
its General Partner

	By:	/s/ Jonny Jones
Jonny Jones
Manager

JONES ENERGY EQUITY PARTNERS, LP

By: JONES ENERGY MANAGEMENT, LLC,
its General Partner

	By:	/s/ Jonny Jones
Jonny Jones
Manager

JONES ENERGY EQUITY PARTNERS II, LP

By: JONES ENERGY MANAGEMENT, LLC,
its General Partner

By:	/s/ Jonny Jones
Jonny Jones
Manager

JONES ENERGY TEAM 3, LP

By: JET 3 GP, LLC, its General Partner

By:	/s/ Jonny Jones
Jonny Jones
Managing Member

JRJ MANAGEMENT COMPANY, LLC

By:	/s/ Stephen M. Jones
Stephen M. Jones
Manager

JRJ INVESTMENT FUND, LTD.

By: JRJ MANAGEMENT COMPANY, LLC,
its General Partner

By:	/s/ Stephen M. Jones
Stephen M. Jones
Manager